EXHIBIT 21

              MATTHEWS INTERNATIONAL CORPORATION AND SUBSIDIARIES
                  EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT
                                  ----------


                                                                   Percentage
Name                                                                Ownership
----                                                               ----------

Caggiati S.p.A.                                                       100%

Carolina Repro-Graphic                                                100

Granite Resources, Inc.                                               100

Industrial Equipment and Engineering Company, Inc.                    100

Matthews Bronze Pty. Ltd.                                             100

Matthews Canada Ltd.                                                  100

Matthews Industries                                                   100

Matthews International (Arkansas) Corporation                         100

Matthews International Colorado, Inc.                                 100

Matthews International GmbH                                           100

Matthews International Trading Company, Ltd.                          100

Matthews Properties Pty. Ltd.                                         100

Matthews Resources, Inc.                                              100

Matthews Swedot AB                                                    100

Matt-One Holding Corporation                                          100

Mavrick Cutting Dies, Inc.                                             60

O.N.E. Color Communications, LLC                                       50

Repro Busek Druckvorstufentechnik GmbH & Co. KG                        75

S+T GmbH & Co. KG                                                      50

The SLN Group, Inc.                                                   100

Tukaiz Communications, LLC                                             50

Venetian Investment Corporation                                       100